EXHIBIT 99.1

Wisdom Homes of America Provides Inventory Update

Tyler, Texas – October 13, 2014 – SearchCore, Inc. (OTCQB: SRER) a manufactured housing retail center owner and operator that operates its retail centers through its wholly owned subsidiary Wisdom Homes Of America, Inc., announces new manufactured home inventory orders based on recent sales.

“In August we announced that we had received an inventory of 13 manufactured homes as well as placing an order for 15 more manufactured homes which we received in September. In September we placed an order for an additional 12 manufactured homes which we expect delivery of in November. Last week we announced that for the third quarter 2014, we generated sales of $351,500 from the sale of manufactured homes” commented CEO, Jim Pakulis, “Most of our sales were generated from our Tyler, Texas retail center, which we got up and running during the third quarter. As we move into the fourth quarter, we anticipate seeing results from our Jacksboro, Texas retail center, and begin to deliver model homes to our Mt. Pleasant, Texas retail center in anticipation of a pre-opening during the holiday season.”

Today, the company announces that based on recent sales it has placed an order for an additional 15 manufactured homes, with an option for 7 more, which are anticipated to arrive in January 2015. The homes ordered are 2015 models.

“We have taken advantage of an attractive financing program offered by our manufactured home supplier,” said Brent Nelms, President of Wisdom Homes of America, “this financing program effectively increases our flooring capacity and provides us the opportunity to match our inventory financing needs with our increasing sales.”

About SearchCore, Inc.

SearchCore, Inc., founded in 2010, is a manufactured housing retail center owner and operator. The company is headquartered in Tyler, Texas. The Company’s common stock trades on the OTCQB, under the ticker symbol “SRER.”

Safe Harbor Notice

Certain statements contained herein are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). SearchCore, Inc. cautions that statements made in this news release constitute forward-looking statements and makes no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections or implied results. SearchCore, Inc. undertakes no obligation to revise these statements following the date of this news release.

Company Contact

SearchCore, Inc.

(855) 266-4663

info@searchcore.com

Investor Relations Contact

Financial Profiles, Inc.

(206) 623-2233

searchcore@finprofiles.com